FY26 Q1 GENESCO Summary Results • June 4, 2025 Exhibit 99.2

This presentation contains forward-looking statements, including those regarding future sales, earnings, operating income, gross margins, expenses, capital expenditures, depreciation and amortization, tax rates, store openings and closures, cost reductions, and all other statements not addressing solely historical facts or present conditions. Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “feel,” “should,” “believe,” “anticipate,” “optimistic,” “confident” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from weakness in store and shopping mall traffic, the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; our ability to pass on price increases to our customers; restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from store closures and effects on the business as a result of the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of pandemics or geopolitical events, including shipping disruptions in the Red Sea; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; civil disturbances; our ability to renew our license agreements; impacts of the Russia-Ukraine war, and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to secure allocations to refine product assortments to address consumer demand; the ability to renew leases in existing stores and control or lower occupancy costs, to open or close stores in the number and on the planned schedule, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the amount and timing of share repurchases; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits in both the amount and timeframe anticipated; and the cost and outcome of litigation, investigations, environmental matters and other disputes involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements. Safe Harbor Statement

We report consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results our presentation includes certain non-GAAP financial measures such as earnings (loss) and earnings (loss) per share and operating income (loss). This supplemental information should not be considered in isolation as a substitute for related GAAP measures. We believe that disclosure of earnings (loss) and earnings (loss) per share from continuing operations and operating income (loss) adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results. Reconciliations of the non-GAAP supplemental information to the comparable GAAP measures can be found in the Appendix. Non-GAAP • Financial Measures

Q1 FY26 Financial Snapshot SALES $474M Up 4% vs Q1 FY2025 with e-commerce 23% of retail sales GROSS MARGIN 46.7% Down 60 bps vs Q1 FY2025 Non-GAAP gross margin down 90 bps vs Q1 FY2025 SG&A $249M 52.5% of sales and 170 bps leverage vs Q1 FY2025 COMPS +5% Stores E-commerce Journeys +5% +7% +8% GAAP EPS ($2.02) Non-GAAP EPS ($2.05) GAAP EPS $0.20 improved vs Q1 FY2025 Non-GAAP EPS $0.05 improved vs Q1 FY2025 GAAP OI ($28.1M) Non-GAAP OI ($27.9M)

Top and bottom-line results exceed expectations All channels posting positive growth Comparable sales increased 5%, our third consecutive positive increase, with both stores up mid-single digits and online up high single digits Wholesale channel growth of 5% Journeys comps were strongly positive for the third consecutive quarter as well, up 8%, and Schuh continued its positive comp run from Q4 Operating expense leveraged 170 basis points benefitting from our ongoing cost reduction efforts Operating income and EPS improved year over year driven by higher sales and better expense leverage; EPS would have been $0.05 better, excluding opportunistic share repurchases in Q1 Company reiterates full year EPS outlook, inclusive of current tariffs Q1 FY26 • Highlights

Our Footwear Focused Vision & Strategy OUR ASPIRATION Create and curate leading footwear brands that represent style, innovation and self-expression; be the destination for our consumers’ favorite fashion footwear HOW WE WILL ACHIEVE IT Build enduring relationships with our target customers, grounded in unparalleled consumer and market insights Deliver exciting, distinctive products and experiences across physical and digital

OUR PLATFORMS ENABLE THE STRATEGY UNITED BY DTC CAPABILITIES Our Footwear Focused Vision & Strategy Strategic Initiatives/Pillars RETAIL PLATFORM The destination for young adult and teen fashion footwear and partner of choice for leading global brands 6 2 3 5 ACCELERATE DIGITAL 1 MAXIMIZE PHYSICAL & DIGITAL DEEPEN CONSUMER INSIGHTS RESHAPE & REINVEST COST BASE PURSUE GROWTH & ACQUISITIONS Portfolio of leading owned and licensed brands BRANDED PLATFORM 4 INTENSIFY PRODUCT INNOVATION

What is Journeys Strategic Growth Plan? Multi-Brand, multi-category offering to inspire the journey from one you to the next

Unique Consumer Positioning There is white space in the market for Journeys to expand its reach amongst teens with a sharp focus on females STYLE-LED FOOTWEAR DESTINATION

Expand Consumer Segmentation We have sharpened our consumer focus, targeting three consumer segments reaching a wider teen audience. @ANTI-HERO Independent Heritage Journeys consumer Self-expression @STYLECHASER What’s cool & fashionable More mainstream Later trend adopters @DYNAMICEXPLORER Many different styles What’s new & next Seeks latest trend Journeys Today Journeys Future Hold Accelerate Validate 6 to 7 TIMES BIGGER TOTAL ADDRESSABLE MARKET (TAM)

Key Strategies Elevate Our Customer Experience Invest In Our Journeys Brand Diversify Our Footwear Leadership

Strengthen strategic partnership with lead brands Build athletic as third pillar of assortment with casual & canvas Sharp focus on the teen girl as a differentiator Drive ASP growth through outpaced premium product growth Establish incubation strategy for new brand and new model launches Evolve the assortment to become a leading footwear destination and create sustainable growth. Unique Consumer Positioning Elevate our product to lead across multi-categories

House of brands Singular focus on Anti-Hero Over reliance on tactical marketing Product only campaigns Minimal use of social media FROM Branded house Expanded segmentation More balanced, full funnel and brand approach Product AND brand Double down on social Reenergize the Journeys brand, making it the ultimate destination for discovery to reach and excite the next generation of fans TO Invest In The Journeys Brand Evolve the marketing strategy to engage teen consumer target

All serving our consumer segments and new consumers All delivering on our premium style led footwear destination 4.0 stores: Modular and flexible designs, enhanced visuals and storytelling, footwear focused, digital integration, connected with our heritage. Elevate Our Customer Experience Refresh our consumer touch points to fuel discovery 4.0 – Next generation store concept to support our strategy Store Website Social

FINANCIALS

Our retail business, comprised of Journeys and Schuh, represents approximately 80% of Genesco’s business where we sell a mix of mostly larger, premium, global brands with diversified sourcing. Our branded business, comprised of Johnston & Murphy and Genesco Brands Group, represents approximately 20% of Genesco’s business and we have been working diligently over the past several years to diversify countries of production and lower our China exposure. Along with our retail business, we estimated our exposure at the beginning of Fiscal 2026 to China tariffs to be a little more than 10% for Genesco overall Unmitigated cost increases within our branded business would be roughly $15M for this fiscal year reflecting the current higher tariffs and assuming no changes in sourcing We are taking the following actions to mitigate this cost pressure: Accelerating, increasing or cancelling inventory Further diversifying suppliers and re-sourcing to countries with lower tariffs Working with longstanding factory partners to reduce costs Identifying further cost reductions across our business Planning for strategic price increases targeted more toward the back half of the year Tariff Exposure Based on what we know today, we expect our mitigation actions will mostly offset the tariff impact for the year

2% J&M 3% GBG 6% Journeys Tariff Exposure – Continued diversification out of China expected throughout FY26 11% China1 1 We expect China exposure to be half this percentage or less by the end of FY26 Reciprocal Tariff Affected Countries (estimated at beginning of FY26) Genesco Estimated FY26 Revenue 81% Retail 19% Branded schuh Central & Latin America 6% Rest of World ~80% Impacted by Reciprocal Tariffs 52% Vietnam, India, Cambodia 11% China1 5% EU 5%

Q1 FY26 • Key Earnings Highlights Quarter 4(1) Feb 3, 2025 Quarter 4(1) Jan 28, 2024

Q1 FY26 Capital Allocation Snapshot

TOTAL LIQUIDITY

~$230M

Liquidity is comprised of cash and borrowing available under bank facilities

INVENTORY

$451M

+15% vs Q1 FY2025

to meet Journeys growth

CAPITAL EXPENDITURES

$19M

~85% allocated to stores

~15% to other

SHARE REPURCHASES

$13M

$30M remaining under current authorization

STORE COUNT

1,256

4	26
Opened	Closed

JOURNEYS 4.0

29

remodels

39 total remodels to date

75+ by end of year

Genesco

JOURNEYS | JOURNEYS KIDZ | LITTLE BURGUNDY | schuh | JOHNSTON & MURPHY | Genesco BRANDS GROUP

% of Retail Sales (2) 31% 25% 23% 23% 23% 25% 5% 12% FY26 • Strong Digital Growth (1) 52-week period for trailing twelve months ended May 3, 2025 and 53-week period for trailing twelve months ended May 4, 2024. (2) Retail sales represent combined store sales and e-commerce sales

Q1 FY26 Net Sales $474.0 Million Journeys Schuh Johnston & Murphy Group Genesco Brands Group Q1 FY26 Sales by Segment

Q1 & Proj 12 mos FY26 • Retail Store Summary

FY26 • Outlook (1) Reiterates FY26 EPS Outlook: Additional color on anticipated sales growth by business: Journeys: Low-single digit percentage increase schuh: Low-single digit percentage increase (vs. previous low-single digit decrease) Johnston & Murphy: Low-single digit percentage increase Genesco Brands Group: High-single digit percentage decrease (vs. previous low-single digit decrease)

APPENDIX

Q1 FY26 • Adjusted Operating Income Statement (1)

Q1 FY26 • Non-GAAP Reconciliation

Q1 FY26 • Adjusted Gross Margin

FY26 Q1 GENESCO Summary Results • June 4, 2025